EXHIBIT 10

                     MANAGEMENT AGREEMENT

This Management Agreement (the "Agreement"), dated as of April 11, 2001 by and between Sonus Communication Holdings, Inc., a Delaware corporation ("Sonus"), and QUADRANT MANAGEMENT, INC. ("Quadrant"), a Delaware general partnership ("Manager").

The parties hereto hereby agree as follows:

Section 	1.	Manager's Duties

(a)	Based on the exercise of the best judgement of the
directors of Sonus, Sonus hereby grants to Manager, subject only to any limitations imposed by applicable law and the terms and conditions of this Agreement, full management authority for all of the business affairs and operations of Sonus.

(b)	Manager, or any permitted assignee of Manager
hereunder, shall provide such management personnel, as it shall, in its sole discretion, deem necessary or desirable to perform Manager's duties hereunder.

(c)	Manager shall, to the extent it deems advisable,
provide managerial, financial, insurance, sales and marketing, legal and advisory services to, and assume day-to-day operating control of the business operations of Sonus. Manager will use its best efforts to take such action, as it deems necessary to conduct the business operations of Sonus in a prudent manner.

(d)	Manager may, from time to time, in its sole
discretion, assume and administer such other duties, functions and responsibilities as may be assigned, delegated or requested of it by Sonus's officers and directors.

Section	2	Third Party Consultants

In fulfilling any or all of the duties and responsibilities set forth herein, or which may otherwise be requested of Manger or which may arise within the scope of Manager's duties and responsibilities hereunder, Manager may utilize the assistance and expertise of such consultants, accountants, lawyers, engineers, specialists and other third party services as it may reasonably deem necessary or advisable, including third parties that may be related to Manage or its affiliate's, so long as the fees of such related consultants are charged on an arm's-length basis. All costs or expenses incurred or arising as a result of such third party services, utilized on behalf of Sonus or any of its subsidiaries, as the case may be, shall be for the account of, and shall be paid by, Sonus; provided, however, that the consent of Sonus shall be required for any individual cost or expense exceeding $10,000 for any month.

Section	3	Fees and Expenses

For the services rendered by Manager Sonus pursuant to and during the term of the Agreement, Sonus agrees to pay
Manager a fee of one million (1,000,000) warrants with an exercise price of $.01 per share. - Sonus also agrees to reimburse Manager for any direct costs and expensed it may incur in carrying out the terms of the Agreement. Such costs and expensed will be calculated by Manager and invoiced to Sonus on a quarterly basis. Reimbursement by Sonus to Manager for such costs and expenses shall be due within 30 days.

Section	 4	Term of the Agreement

(a)	The term of this Agreement shall be for a period
commencing on January 1, 2001, and ending on June
30, 2001 unless previously terminated by the parties hereto in the manner provided herein. This agreement may be renewed at the end of its' term for another six month period, with mutual consent of Sonus and Quadrant.

(b)	The termination of this Agreement by either party
hereto shall not affect, restrict, diminish or remove any rights, obligations or remedies held or arising by either party under the terms of this Agreement by either party hereto shall not affect, restrict, diminish or remove any rights, obligations or remedies held or arising by either party under the terms of this Agreement up to and through the effective date of termination hereof.

Section	5	Liability; Indemnification

(a)	Manager and its officers, directors, employees,
affiliates and agents (collectively, the "Indemnitees") shall have no liability to Sonus or any of its subsidiaries, or to its shareholders, officers, directors, employees, affiliates or agents, or to any third party, for any losses, liabilities, obligations, fines, injunctions or other costs or expenses of any kind, directly or indirectly, sustained, or incurred or arising as a result of the Indemnitees, (or of any third party retained by a result of the Indemnitees' (or of any third party retained by or acting on behalf of Manager hereunder) failure to act, failure to perform, failure to exercise a duty of care of for any other cause or reason, except as may result form Manager's criminal actions, willful misconduct or gross negligence.

(b)	Sonus shall indemnify, save and hold harmless the
Indemnitees from and against and reimburse the same with respect to any obligation, liability, cost or damage, including costs of defense and investigation (all of which shall be paid from time to time upon request by the Indemnitees, accompanied by a reasonably detailed explanation thereof), directly or indirectly resulting from or relating to the duties, actions and responsibilities of Manager or any other party retained by or acting on behalf of Manager under the terms of this Agreement or otherwise relating to such party due to such party's actions ;or failure to act hereunder; provided, however, that such indemnification shall not be applicable to any obligation, liability, cost or dame resulting from Manager's criminal actions, willful misconduct or gross negligence hereunder.

(c)	Sonus shall include endorsements on all its
insurance policies, as Manger shall from time to time request as additional insured thereunder. Manage shall be listed as an additional insured by Sonus on all insurance coverage, including corporate general liability insurance, maintained by Sonus, in such amounts and with such provision and limitation as Manager may reasonably deem acceptable for the adequate protection of Manager.

(d)	Manager shall indemnify, and hold harmless Sonus and
its shareholders, officer, directors, employees, affiliates and agents, from and against and reimburse the same with respect to any obligation, liability, cost or damage including costs of defense and investigation (all of which shall be paid from time to time upon the request of any of the foregoing, accompanied by a reasonably detailed explanation thereof), directly or indirectly resulting from or relating to the criminal actions or willful misconduct of manger hereunder.

Section	6	Modification

Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom the enforcement of any such modification, change, discharge, waiver or termination is sought.

Section	7	Entire Agreement

This Agreement and the other writing refereed to herein or deliver pursuant hereto which form a part hereof contain the entire Agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understanding with respect thereto.

Section	8	Notices

Any and all notices or demands hereunder shall be in writing and shall be served either personally or by telex or facsimile; when confirmed by immediate express courier. If served personally, service shall be conclusively deemed made at the time of service. Ids served by express courier, on receipt thereof. Notices shall be addressed to the party at the address set forth on the last page of this Agreement or such other address as may hereafter be designated in writing by a party hereto.

Section	9	Survival

The indemnifications granted under Section 5 above shall survive the termination or cancellation of this Agreement and shall find and inure to the benefit of the parties hereto, their successors and assigns.

Section	10	Successors and Assign

This agreement shall bind and inure to the benefit of the parties hereto and their respective successors, permitted assigns and representatives. This Agreement shall not be assignable, in whole or in part, without the express written consent of the whole or in part, without the express written consent of the other party; provided, however, that this provision hall in no way limit the right of Manage (a) to enlist the assistance of, hire or retain on the behalf of Sonus consultants, experts or other third parties in assisting it in carrying out and administering Manager's duties and responsibilities hereunder, or (b) to assign or transfer its duties and responsibilities to another company which is wholly or majority-owned or controlled by
(i) Manage or (ii) such persons as control Manager

Section	11	Relationship

The sole relationship existing between Sonus and Manager shall be that as reflected under the terms of their Agreement. This Agreement shall not be construed as creating any partnership, joint operation or organization wherein the parties hereto are deemed to be partners.

Section	12	Cooperation

The parties hereto agree to execute and deliver from time to time such additional documents, instruments, agreements, and other evidences of authority as may be necessary or prudent to carry out the intent of this Agreement and the transactions contemplated hereby.

Section	13	Amendments

This Agreement may be amended only in writing executed by the parties hereto. Any amendment of this Agreement shall be dated, and, where any conflict arises between the provisions of said amendment and provisions incorporated in earlier documents, the most recent provisions shall be controlling.

Section	14	Waiver

Any party hereto may, in writing, waive any term, covenant, condition or contingency for its benefit contained herein, provided that no such waiver shall operate to waive any other term, covenant, condition or contingency not expressly included in such waiver. The waiver by any party hereto or any breach or violation of any term, covenant or condition contained herein shall not be deemed a waiver of any other breach or violation thereof or of any other term, covenant, condition or other provision hereof.

Section	15	Severability

Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected thereby shall be curtailed an limited only to the extent necessary to bring it with the requirement of law, and all remaining provisions of this Agreement shall remain in force and effect.

Section	16	Governing Law

The parties hereto agree that all questions as to the validity, construction and performance of this Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to its conflict of law provisions.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above dated.

						SONUS COMMUNICATION HOLDINGS, INC.

						By:
	_____________________________________
							Name:
							Title:

QUADRANT MANAGEMENT, INC.

						By:
	_____________________________________
							Name:
							Title:












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